Schedule 10.5 (c)
to the Share Sale and Purchase Agreement
between Statoil ASA and Statpet AS
and Norsk Teekay AS
dated 15 December 2002

Statement Certifying the Accuracy and Correctness of Representations and Warranties

We refer to the Share Sale and Purchase Agreement (the “Agreement”) entered into on 15 December 2002 between Statoil ASA (“Statoil”) and Statpet AS (“Statpet”) on the one side and Norsk Teekay AS on the other side.

We hereby represent and warrant that the representation and warranties made by us as set forth in Clauses 4 and 6 in the Agreement remain correct and accurate as at the date hereof.

[as at Closing] 2003

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Norsk Teekay AS

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[name of authorised signatory]